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                                   EXHIBIT 1

                          JOINT STATEMENT AGREEMENT


     The undersigned hereby agree that the Schedule 13D filed by them shall be filed on behalf of each of them.



Dated: February 3, 1997                    MARTINIQUE HOTEL, INC.



                                         By:  /s/ Phillip Wm. Fisher
                                              --------------------------------
                                              Phillip Wm. Fisher, a Director
                                              and its Vice President




Dated: February 3, 1997                    /s/ Max M. Fisher
                                              --------------------------------
                                                MAX M. FISHER